UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

SCHEDULE 14A

Proxy Statement pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No. __)

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Sound Financial Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

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2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

April 14, 2014

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Sound Financial Bancorp, Inc., I cordially invite you to attend our 2014 Annual Meeting of Shareholders.  The meeting will be held at 2:30 p.m., Pacific Time, on Tuesday, May 27, 2014, at our administrative offices located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.

The accompanying proxy statement describes the business to be conducted at the Annual Meeting.  An important part of the Annual Meeting is the shareholder vote on corporate business items.  I urge you to exercise your rights as a shareholder to vote and participate in this process.  Shareholders are being asked to consider and vote upon:  (1) the election of one director of Sound Financial Bancorp, Inc. and (2) the ratification of the appointment of Moss Adams, LLP, as the Company’s independent registered public accounting firm.  At the Annual Meeting, I will present management’s report to you on Sound Financial Bancorp, Inc.’s 2013 financial and operating performance.

We encourage you to attend the Annual Meeting in person.  Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible.  This will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the continued success of Sound Financial Bancorp, Inc. and the enhancement of the value of your investment.  As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Sincerely,

Laura Lee Stewart
President and Chief Executive Officer

SOUND FINANCIAL BANCORP, INC.

2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2014

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sound Financial Bancorp, Inc. will be held as follows:

TIME	Tuesday, May 27, 2014, at 2:30 p.m., Pacific Time

PLACE	Sound Community Bank
2005 5th Avenue, Suite 200
Seattle, Washington, 98121

BUSINESS	(1) Election of one director of Sound Financial Bancorp, Inc.

(2) Ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

(3) Transaction of such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.

RECORD DATE	Holders of record of Sound Financial Bancorp, Inc. common stock at the close of business on April 4, 2014, are entitled to receive this Notice and to vote at the annual meeting, or any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Shareholders have a choice of voting by Internet or telephone, by mailing a completed proxy card or by submitting a ballot in person at the annual meeting. Our Board of Directors is soliciting your votes by this notice and the other proxy materials. To ensure that your shares are represented at the meeting, please take the time to vote by Internet or telephone or by mailing a completed proxy card as soon as possible. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

Laura Lee Stewart
President and Chief Executive Officer
Seattle, Washington
April 14, 2014

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on May 27, 2014.

Sound Financial Bancorp Inc.’s proxy statement, Annual Report to Shareholders and electronic proxy card are available on the Internet at http://www.proxyvote.com.

You are encouraged to review all of the information contained in the proxy statement before voting.

2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

PROXY STATEMENT

INTRODUCTION

The Board of Directors of Sound Financial Bancorp, Inc. is using this proxy statement to solicit proxies from the holders of common stock of Sound Financial Bancorp, Inc. for use at our upcoming annual meeting of shareholders.  The annual meeting of shareholders will be held at 2:30 p.m., Pacific Time on Tuesday, May 27, 2014, at our administrative office, located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.  At the annual meeting, shareholders will be asked to vote on two proposals:  (1) the election of one director of the Company for a term of three years and (2) the ratification of the appointment of Moss Adams, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  These proposals are described in more detail below.  Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

Sound Financial Bancorp, Inc. is referred to in this proxy statement from time to time as “Sound Financial Bancorp” or the “Company.”  Certain of the information in this proxy statement relates to Sound Community Bank, a wholly owned subsidiary of the Company, which is referred to in this proxy statement from time to time as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions.  The Board of Directors also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which includes the Company’s audited financial statements, is being provided with this proxy statement.  Although the Annual Report is being provided to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

Your vote is important.  You may vote your shares by Internet or telephone.  You also may vote by sending a completed proxy card by regular mail or by submitting a ballot in person at the Annual Meeting.  We encourage you to attend the Annual Meeting in person.  Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible.  This will ensure that your shares are represented at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the two proposals:

Proposal 1.  Election of one director of Sound Financial Bancorp for a three year term; and

Proposal 2.  Ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The shareholders also will transact any other business that may properly come before the annual meeting, although, as of the date of this proxy statement, the Board of Directors knows of no other business to be presented.  Members of our management team will be present at the annual meeting to respond to appropriate questions from shareholders.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the annual meeting.  If any other proposal properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who can vote at the annual meeting?

You are entitled to vote your Sound Financial Bancorp common stock if our records show that you held your shares as of the close of business on April 4, 2014.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on the April 4, 2014, there were 2,503,035 shares of Sound Financial Bancorp common stock outstanding. Each share of common stock has one vote.

Can I attend the annual meeting?

If you are a shareholder as of the close of business on April 4, 2014, you may attend the meeting.  However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from your bank or broker, are examples of proof of ownership.  If you want to vote your shares of Sound Financial Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

What are the quorum and vote requirements?

The annual meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Election of Directors.  Directors are elected by a plurality of the votes cast by Sound Financial Bancorp shareholders at the annual meeting.  Votes may be cast for or withheld from a nominee.  Votes that are withheld and broker non-votes have no effect on the election of the director nominees.

Proposal 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm.  We must obtain the affirmative vote of a majority of the total number of votes cast by Sound Financial Bancorp shareholders at the annual meeting to approve the ratification of our appointment of our independent registered public accounting firm.  Abstentions from voting are not considered votes cast and thus have no effect on this proposal.

How can I obtain a paper copy of this proxy statement, the proxy card and the Annual Report to Shareholders?

You may request that a paper copy of these proxy materials be mailed to you free of charge at any time by:

• calling 800-690-6903 (please provide your Shareholder Control Number, which was printed at the bottom of the April 14, 2014 Notice of Meeting and Availability of Proxy Materials);

• making your request online at http://www.proxyvote.com and inserting your Shareholder Control Number when prompted.

How do I vote?

You may vote by Internet.  To vote by Internet, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 14, 2014, in hand; go to http://www.proxyvote.com; and follow the instructions for voting on-line.  The deadline for voting on the Internet is 11:59 p.m. Eastern Time on May 26, 2014.

You may vote by phone.  To vote by phone, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 14, 2014, in hand; call the toll-free phone number 800-690-6903; and follow the instructions for voting.  The deadline for voting by phone is 11:59 p.m. Eastern Time on May 26, 2014.

You may vote by mail.  To vote by mail, request a paper copy of the proxy card and related materials, as noted in the response to the previous question.  Then properly complete and sign the proxy card and return it in the return envelope provided in a timely manner.  The mailed card must be received by the Company before the start of the annual meeting to be voted.

You may vote in person at the annual meeting.  If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the annual meeting.

Can I change my vote after I submit my proxy?

You may revoke your proxy at any time before the vote is taken at the annual meeting.  If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•  signing another proxy with a later date;

•  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;

• giving written notice of the revocation of your proxy to the Secretary of Sound Financial Bancorp, Inc. prior to the annual meeting; or

• voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you submit a proxy by Internet, phone or mail but do not indicate any voting instructions, your shares will be voted:

•  FOR the election of the director nominee to the Company’s Board of Directors; and

• FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions.  If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to any “non-discretionary” items.  In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker.  The election of directors is a non-discretionary item and the ratification of the independent registered public accounting firm is a discretionary item under applicable rules.  You broker will forward information to you indicating how you can forward voting instructions and whether you can forward them by Internet, phone or mail.

What if my shares are held in Sound Financial Bancorp’s employee stock ownership plan?

If you participate in the Sound Financial Bancorp Employee Stock Ownership Plan (the “ESOP”) you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan.  Under the terms of the ESOP, each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account.  If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions.  Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares “FOR” each of the proposal’s set forth in this proxy statement.  If a participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the trustee will vote such shares “FOR” each of the proposal set forth in this proxy statement.  The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Sound Financial Bancorp common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

•  FOR the election of the director nominee to the Company’s Board of Directors; and

• FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of April 4, 2014, the voting record date, the beneficial ownership of the Company’s common stock by:

(1)	any persons or entities known by management to beneficially own more than 5% of the outstanding shares of Sound Financial Bancorp’s common stock;

(2)	each director and director nominee of Sound Financial Bancorp;

(3)	each executive officer of Sound Financial Bancorp named in the 2013 Summary Compensation Table; and

(4)	all of the directors and executive officers of Sound Financial Bancorp as a group.

An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Sound Financial Bancorp.  The address of each of the beneficial owners, except where otherwise indicated, is Sound Financial Bancorp’s address.  Beneficial ownership is determined in accordance with the rules of the SEC.  As of April 4, 2014, there were 2,503,035 shares of Sound Financial Bancorp common stock issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock Outstanding
Stilwell Value Partners V, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell. 111 Broadway, 12th Floor New York, NY 10006	243,083	(2)	9.9%
Wellington Management Company, LLP (3) Bay Pond Partners, L.P. and Wellington Hedge Management, LLC 280 Congress Street Boston, MA 02210	199,343	(3)	8.0%
Sound Financial Bancorp, Inc. Employee Stock Ownership Plan	198,450		7.9%
Tyler K. Myers, Chairman of the Board	36,967	(4)	1.5%
David S. Haddad, Jr., Vice Chairman of the Board	19,442	(5)	*
Laura Lee Stewart, President, CEO and Director	63,448	(6)	2.5%
Robert F. Carney, Director	13,065	(7)	*
Debra Jones, Director	19,813	(7)	*
Milton L. McMullen, Director	17,562	(8)	*
Rogelio Riojas, Director	26,304	(7)	1.0%
James E. Sweeney, Director	17,562	(7)	*
Matthew P. Deines, Executive Vice President and CFO	50,711	(9)	2.0%
Matthew F. Moran, Executive Vice President and Chief Credit Officer	31,733	(10)	1.3%
Directors and executive officers of Sound Financial, Inc. as a group (11 persons)	299,108	(11)	11.6%

(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.
(2)
Represents the number of shares of common stock beneficially owned by Joseph Stilwell, including shares of common stock held in the name of Stilwell Value Partners V, Stilwell Activist Fund, Stilwell Activist Investments and Stilwell Partners in Joseph Stilwell’s capacities as the general partner of Stilwell Partners and the managing member and 99% owner of Stilwell Value LLC, which is the general partner of Stilwell Value Partners V, Stilwell Activist Fund and Stilwell Activist Investments. The group has reported shared voting and dispositive power over all of the shares. The foregoing information was derived from a Schedule 13D/A filed with the SEC on May 2, 2013 with respect to beneficial ownership of our securities, and revised based on information provided to the Company by the shareholder.

(3)
Represents 199,343 shares of common stock held by Wellington Management Company, LLP (“Wellington Management”) over which it has reported shared voting and dispositive power. Wellington Management reported that it filed the Schedule 13G in its capacity as financial advisor and that the shares were owned of record by its clients, including Bay Pond Partners, L.P. (“Bay Pond”) which owns over 5% of the Company’s common stock. The foregoing information was derived from a Schedule 13G filed by Wellington Management with the SEC on February 14, 2013 with respect to beneficial ownership of our securities. Bay Pond and Wellington Hedge Management, LLC each reported shared dispositive and voting power with respect to 135,087 shares, or 5.2%, of the Company’s common stock on a Schedule 13G/A dated February 14, 2012. Wellington Hedge Management, LLC is the sole general partner of Bay Pond Partners, L.P. and has shared voting and dispositive power over the foregoing shares.

(4)
Includes 20,990 shares of common stock held by in his 401(k) account and 4,371 in a partnership, in which he is a partner. Also includes 1,000 shares in UTMA accounts for Mr. Myers’ daughter, of which he is trustee. In addition, includes options to acquire 3,246 shares over which Mr. Myers has no voting or dispositive power and 1,928 restricted shares over which Mr. Myers has sole voting power and no dispositive power.

(5)
Includes 13,113 shares of common stock held in an IRA account. Also includes options to acquire 3,246 shares over which the individual has no voting or dispositive power and 1,928 restricted shares over which the individual has sole voting power and no dispositive power.

. (6)
Includes 18,034 shares in Ms. Stewart’s 401(k) account and 4,294 shares allocated to Ms. Stewart in the ESOP. In addition, includes options to acquire 20,542 shares over which Ms. Stewart has no voting or dispositive power and 8,484 restricted shares over which she has sole voting power and no dispositive power. Individual allocations under the ESOP for 2013 were not available at the time of mailing of the proxy materials and, therefore, are not reflected in Ms. Stewart’s beneficial ownership.

(7)
Includes options to acquire 3,246 shares over which the individual has no voting or dispositive power and 1,928 restricted shares over which the individual has sole voting power and no dispositive power.

(8)
Includes 11,906 shares held in a family trust. In addition, includes options to acquire 3,246 shares over which Mr. McMullen has no voting or dispositive power and 1,928 restricted shares over which he has sole voting power and no dispositive power. Mr. McMullen will retire from the Board of Directors effective as of May 27, 2014, the date of the annual shareholders meeting.

(9)
Includes 12,015 shares of common stock held in Mr. Deines’ 401(k) account, 3,613 shares allocated to Mr. Deines in the ESOP and 174 shares in UTMA accounts for Mr. Deines’ sons, of` which he is trustee. In addition, includes options to acquire 16,260 shares over which Mr. Deines has no voting or dispositive power and 6,556 restricted shares over which he has sole voting power and no dispositive power. Individual allocations under the ESOP for 2013 were not available at the time of mailing of the proxy materials and, as a result are, are not reflected in Mr. Deines’ beneficial ownership.

(10)
Includes 4,900 shares of common stock held in Mr. Moran’s 401(k) account. Also includes 2,692 shares allocated to Mr. Moran in the ESOP. In addition, includes options to acquire 13,153 shares over which Mr. Moran has no voting or dispositive power and 6,556 restricted shares over which he has sole voting power and no dispositive power. Individual allocations under the ESOP for 2013 were not available at the time of mailing of the proxy materials and, therefore, are not reflected in Mr. Moran’s beneficial ownership.

(11)
Includes shares held by directors and executive officers directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes options to acquire 72,678 shares over which the individuals have no voting or dispositive power and 35,092 shares of restricted stock over which they have sole voting power and no dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership.  Specific due dates for these reports have been established by the SEC, and Sound Financial Bancorp is required to disclose in this proxy statement any late filings or failures to file.  To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations relative to the filing of certain forms, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met for transactions in our common stock during 2013.

PROPOSAL 1 — ELECTION OF DIRECTORS

Sound Financial Bancorp’s Board of Directors is currently composed of eight members, each of whom is also a director of Sound Community Bank.  Approximately one-third of the directors are elected annually.  Directors are elected to serve for a three-year term or until their respective successors are elected and qualified.

Effective May 27, 2014, the date of the annual shareholders meeting, Milton L. McMullen will retire from the Board of Directors of Sound Financial Bancorp and Sound Community Bank. The Board of Directors wishes to thank Mr. Mullen for his dedicated service to the Company and the Bank.  In connection with Mr. McMullen’s retirement, the Company’s Board of Directors reduced the size of the board from eight members to seven members.

The following table sets forth certain information regarding the composition of Sound Financial Bancorp’s Board of Directors, including each director’s term of office.  The Sound Financial Bancorp Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nomination of David S. Haddad, Jr. to serve as a director for a term of three years to expire at the annual meeting of shareholders to be held in 2017.

It is intended that the proxies solicited on behalf of the Sound Financial Bancorp Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of David S. Haddad, Jr. as a director.  If Mr. Haddad is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend.  At this time, we know of no reason why Mr. Haddad might be unable to serve if elected.  Except as disclosed in this proxy statement, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.  The Board of Directors unanimously recommends that you vote “FOR” the election of the nominee whose name appears below.

Name	Age(1)	Positions With Sound Financial	Director Since(2)	Term Expires
		Director Nominees
David S. Haddad, Jr.	65	Vice Chairman of the Board	1990	2017(3)
		Continuing Directors
Tyler K. Myers	51	Chairman of the Board	1993	2016
Robert F. Carney	66	Director	1984	2016
James E. Sweeney	64	Director	1986	2016
Laura Lee Stewart	64	President, Chief Executive Officer and Director	1990	2015
Debra Jones	56	Director	2005	2015
Rogelio Riojas	63	Director	2005	2015
____________________

(1)  At December 31, 2013.
(2)  Includes years of service on the Board of Sound Community Bank (and its predecessor entity).
(3)  If elected at the annual meeting.

Business Experience and Qualifications of Directors

 The business experience of each director of Sound Financial Bancorp for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that supports his or her service as a director are set forth below.

David S. Haddad, Jr.  Mr. Haddad is Vice Chairman of the Board of Directors of Sound Community Bank.  Prior to his retirement, Mr. Haddad was an Operations Manager at Cutter and Buck, a golf apparel company from 1999 until 2003; a Senior Manager of Operations at Progressive International, a housewares wholesaler from 1995 until 1999; and a warehouse manager for Associated Grocers from 1982 until 1995.  During Mr. Haddad’s years of service at the senior management level of these companies, his responsibilities included budgeting, personnel management, contract negotiations and control of capital expenditures.  During his retirement, Mr. Haddad worked part time from 2004 until 2009 as a Customer Service Supervisor with Alaska Airlines.  Mr. Haddad’s 22 years of service as a director of Sound Community Bank (including its predecessor credit union organization) provide him with a strong knowledge and understanding of the institution’s business and history.  Mr. Haddad’s years of service at the senior management level of various companies and as a Customer Service Supervisor for Alaska Airlines has provided him with strong leadership, interpersonal, management and administrative skills.

Tyler K. Myers.  Mr. Myers is the Chairman of the Board of Directors of Sound Community Bank and currently is the President and General Partner of The Myers Group, a conglomerate of retail businesses that are focused primarily in the retail grocery, hardware and fuel industries.  Mr. Myers is responsible for overseeing the success and profitability of all Myers group business and real estate operations.  Mr. Myers has been with The Myers Group since 1978.  Mr. Myers’ years of work with and running the Myers Group has provided him with strong leadership, management, financial and administrative skills, which together with his participation in the local community, brings valuable knowledge and skills to our organization.  In addition, his participation in our local business community for over 25 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Robert F. Carney.  Mr. Carney is Director of Meat and Seafood Merchandising for Scolaris Food & Drug Company in Reno, Nevada, a position he has held since February 2008.  Prior to February 2008, he was Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington for six years.  Mr. Carney has over 20 years of experience in management positions in the food industry, including 12 years of budgeting and profit generating responsibilities.  He has an MBA from the University of Southern California and an undergraduate degree in economics and business.  Mr. Carney has attended seminars on the credit union and banking business over the years and has 27 years of experience on our Board, beginning when Sound Community Bank was a $25 million credit union.  Mr. Carney’s years of management experience, together with his educational training, has provided him with extensive experience in the areas of business operations, budgeting and financial management, which knowledge is valuable to our organization.

James E. Sweeney.  Mr. Sweeney currently serves as a Vice-President of Vitamin Shoppe, Inc., a national health and wellness retailer based in New Jersey, with responsibilities for 47 stores in the Pacific Northwest.  Mr. Sweeney previously served as President and Chief Executive Officer of Super Supplements, Inc., a retail chain specializing in vitamins, health supplements and nutrition based in Seattle with thirty-one stores in Washington and Idaho, from June 2007 until its acquisition by Vitamin Shoppe in March 2103.  Prior to his employment with Super Supplements, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area.  He brings these general business, financial and risk management skills to Sound Community Bank and has experience guiding business entities during difficult business and economic cycles.  His participation in our local business community for over 40 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Laura Lee Stewart.  Ms. Stewart is currently President and Chief Executive Officer of Sound Community Bank.  Prior to joining Sound Community Bank as its President in 1989, when it was still a credit union, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank.  Ms. Stewart was selected as an inaugural member of the FDIC Community Bank Advisory Board and completed her term in 2011.  In 2011, Ms. Stewart was appointed to the inaugural Consumer Financial Protection Bureau board and completed her term in 2013.  She also serves on the ABA Community Bankers Council, and is Chair of the Washington Bankers Association.  In 2011, The American Banker honored her as one of the top 25 Women to Watch in banking.  Ms. Stewart also is a member of the National Arthritis Foundation’s board of directors as well as serving as a member of the board of directors of various local community and charitable organizations. Her  many years of service in all areas of the financial institution operations and  duties as President and Chief Executive Officer of Sound Community Bank bring a special knowledge of the financial, economic and regulatory challenges we face and she is well suited to educating the Board on these matters.

Debra Jones.  Ms. Jones is the Vice President of Administrative Services at Bellingham Technical College, where she is responsible for cash management, financial affairs, physical plant administration and strategic planning.  Prior to joining the college in August 2005, she served from September 2004 to May 2005 as Manager of Budget and Cash Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores.  She is a certified public accountant and has served in chief financial officer positions for over 25 years, with responsibility for financial management, risk management and business administration.  Her experience and expertise in the areas of accounting, finance and human resources are all valuable skills which she brings to our Board of Directors and as our “audit committee financial expert.”

Rogelio Riojas.  Mr. Riojas is the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low-income and underserved populations in Seattle and several counties in Washington.  He has served in this position for over 30 years. Mr. Riojas has extensive management and administrative skills and experience in the heavily regulated health industry, especially in our local community.  He also has experience in compensation, personnel management and human resource matters, which are valuable skills he brings to our Board of Directors.

Director Compensation

Directors of Sound Community Bank (excluding Laura Lee Stewart, the President and Chief Executive Officer of Sound Community Bank, who receives no separate compensation for her service as a director) receive compensation for their service on the Board of Directors of Sound Community Bank.  They receive no separate compensation for their service on the Board of Directors of Sound Financial Bancorp.  During 2013, our directors received a monthly retainer fee of $12,000 for the year, plus $1,218 for each monthly board meeting attended, for a maximum of $2,218 per month. The directors are not paid additional fees for service on various board committees or special meetings.

The following table provides compensation paid to, or earned by, each non-employee member of the Board of Directors during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total (s)
Tyler K. Myers	$26,616	---	---	---	---	$22	$26,638
David S. Haddad, Jr.	26,616	---	---	---	---	22	26,638
Robert F. Carney	26,616	---	---	---	---	22	26,638
Debra Jones	26,616	---	---	---	---	22	26,638
Milton L. McMullen	26,616	---	---	---	---	22	26,638
Rogelio Riojas	26,616	---	---	---	---	22	26,638
James E. Sweeney	26,616	---	---	---	---	22	26,638
(1) As of December 31, 2013, each named director held 433 restricted shares and options to purchase 3,246 shares of Sound Financial Bancorp common stock.
(2)  Dividends paid to the directors during 2013 on the restricted shares of Company common stock.

The restricted stock awards and stock options reported above vest in 20% annual installments over the five years following the grant date.  The vesting accelerates in the event of the director’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank.  In the event of a termination of service, all non-vested awards would be canceled and the exercise period on the remaining unexercised option awards would be reduced to three months.  No stock options or restricted stock awards were granted to directors during 2013.

Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, industry conferences and continuing education seminars up to $3,500 per year, per director.  Any incremental spousal costs in connection with those meetings, conferences and seminars are paid for by the directors personally.  Sound Community Bank also pays the premiums on directors’ and officers’ liability insurance.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

AND CORPORATE GOVERNANCE MATTERS

Director Independence

The Board applies the independence standard in the Nasdaq listing standards to its directors.  The Board has determined that seven of our eight directors, Directors Myers, Haddad, Carney, Jones, McMullen, Riojas and Sweeney, are “independent directors” as that term is defined in the those Nasdaq standards.

Corporate Governance

Board Leadership Structure. The Board has placed the responsibilities of Chairman with an independent nonexecutive member of the Board which we believe provides better accountability between the Board and our management team.  We believe it is beneficial to have an independent Chairman whose sole responsibility to us is leading our Board members as they provide leadership to our executive team.  Our Chairman is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings and executive sessions.  This delineation of duties allows the President and CEO to focus her attention on managing the day-to-day business of Sound Community Bank.  We believe this structure provides strong leadership for our Board, while positioning our President and CEO as the leader of the company in the eyes of our customers, employees and other stakeholders.

Board Role in Risk Oversight. The Board of Directors is responsible for consideration and oversight of risks facing Sound Financial Bancorp, and is responsible for ensuring that material risks are identified and managed appropriately.  The Audit Committee meets quarterly, or more frequently as needed, with management in order to review our major financial risk exposures and the steps management is taking to monitor and control such exposures.  Directors also serve on various committees that focus on major areas of risk in Sound Financial Bancorp and Sound Community Bank that include but are not limited to loans and compensation. Directors discuss risk and risk mitigation strategies with management within these committees.  All risk oversight discussions are included in committee reports to the full Board of Directors.  Directors discuss risk and risk mitigation strategies with management within these committees.  All risk oversight discussions are included in committee reports to the full Board of Directors.

Board Meetings and Committees.  Meetings of Sound Financial Bancorp’s Board of Directors are generally held on a quarterly basis.  The membership of Sound Community Bank’s Board of Directors is identical to Sound Financial Bancorp’s Board of Directors.  Meetings of Sound Community Bank’s Board of Directors are generally held on a monthly basis.  For the fiscal year ended December 31, 2013, the Board of Directors of Sound Financial Bancorp held seven regular meetings and no special meetings, and the Board of Directors of Sound Community Bank held 12 regular meetings and no special meeting. During fiscal year 2013, no incumbent director attended fewer than 75% in the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

The Board of Directors of Sound Financial Bancorp has standing Compensation, Audit and Nominating committees.  Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee for the year ended December 31, 2013, is set forth below:

Compensation Committee.  The Compensation Committee operates under a formal written charter adopted by the Board of Directors.  The Compensation Committee is responsible for: (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers; (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board; and (iii) reviewing and recommending new compensation plans, policies and programs.  The Compensation Committee also recommends to the Board of Directors any changes in the compensation structure for non-employee directors.  The Compensation Committee does not designate its authority to any one of its members or any other person, however, Ms. Stewart does make recommendations to the Committee for all compensation, except her own.

The Compensation Committee is comprised of Directors Haddad (chair), Myers, McMullen and Sweeney, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules. The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis.  The Compensation Committee met five times during 2013.

Audit Committee.  The Audit Committee operates under a formal written charter adopted by the Board of Directors.  The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to Sound Financial Bancorp specified by its Board of Directors.  The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.

The current members of the Audit Committee are Directors Riojas (chair), Haddad and Jones. All members of the Audit Committee, in addition to being independent as defined under Rule 4200 (a)(15) of the NASDAQ Marketplace Rules, (i) meet the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and (ii) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.  Additionally, Debra Jones has had past employment experience in finance or accounting and/or requisite professional certification in accounting that results in her financial sophistication.  The Board of Directors has determined that Ms. Jones meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.”  During 2013, the Audit Committee held five meetings.

Nominating Committee.  Our Nominating Committee is comprised of Directors Myers (chair), Jones, and Sweeney, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules. The Nominating Committee is scheduled to meet at least once a year and on an as-needed basis.  The Nominating Committee met two times during 2013. The Nominating Committee operates under a formal written charter adopted by the Board of Directors.  The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the meeting identified in this document were recommended to the Board by the Nominating Committee.  The Nominating Committee has the following responsibilities under its charter:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the our charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: (i) business experience, education, integrity, reputation, independence, conflicts of interest, diversity, and age; (ii) number of other directorships and commitments (including charitable obligations); (iii) tenure on the Board; (iv) attendance at Board and committee meetings: (v) stock ownership; (vi) specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy); (vii) a commitment to the Company’s communities and shared values; and (viii) overall experience in the context of the needs of the Board as a whole;

(iii)	consider and evaluate nominations from shareholders using the same criteria as all other nominations;
(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures.  Pursuant to the Company’s bylaws, nominations for directors by stockholders must be made in writing and received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date.  If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.

            This description is a summary of our nominating process.  Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws.

Communications with Directors.  Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Tyler K. Myers, Chairman of the Board of the Company, 2005 Fifth Avenue, Suite 200, Seattle, Washington, 98121.

Attendance Policy at Annual Meetings.  Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings.  Seven of our eight directors were in attendance at last year’s annual shareholder meeting.

Committee Charters.  The charters of the Audit, Compensation and Nominating Committees are posted on our website at www.soundcb.com under “Investor Relations – Governance Documents.”

Code of Ethics.  We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and person performing similar functions, and to all of our other employees and our directors.  You may obtain a copy of the code of ethics free of charge by writing to the Corporate Secretary of Sound Financial Bancorp, 2005 Fifth Avenue, Suite 200, Seattle, Washington, 98121 or by calling (206) 448-0884.  In addition, the code of ethics is available on our website at www.soundcb.com under “Investor Relations – Governance.”

TRANSACTIONS WITH CERTAIN RELATED PERSONS

We may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them.  Except for the loans discussed below, there were no transactions of this nature, the amount of which exceeded $120,000 during 2013 or 2012.

Our directors, officers and employees are eligible for any type of credit offered by Sound Community Bank.  Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees.  In accordance with banking regulations, such loans to directors are made on substantially the same terms as those available to Sound Community Bank’s employees.  Such loans provide for a discount as to interest rate, consistent with the requirements of the Federal Reserve Board’s Regulation O.  When the director or executive officer leaves Sound Community Bank, these preferential rates return to market rates and terms in effect at the time of origination.  Except as set forth above, loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable loans with persons not related to Sound Community Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.  Loans to current directors and executive officers and their related persons totaled approximately $5.2 million at December 31, 2013, and were performing in accordance with their terms at that date.

Set forth below is information regarding loans made with preferential interest rates, as prevailing at the time for comparable loans with persons not related to Sound Community Bank, to directors and executive officers during each of the last two fiscal years who had aggregate indebtedness to Sound Community Bank that exceeded $120,000.

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/13 to 12/31/13	Principal Balance at 12/31/2013	Principal Paid 01/01/13 to 12/31/13	Interest Paid 01/01/13 to 12/31/13
Matthew P. Deines	Mortgage Loan	1.75%	$396,347	$392,322	$14,024	$6,907
Matthew F. Moran	Mortgage Loan	2.88%	389,972	379,091	11,917	7,986
Matthew F. Moran	Consumer Loan	3.80%	8,258	5,673	2,585	269
Tyler Myers	Mortgage Loan	1.75%	512,703	497,038	17,039	9,181
Tyler Myers	Mortgage Loan	6.00%	90,000	70,000	---	468
David Haddad	Mortgage Loan	1.75%	437,105	427,809	9,296	7,848
David Haddad	Consumer Loan	11.00%	10,000	7,780	854	959
Robert Carney	Mortgage Loan	2.88%	256,327	250,132	6,747	7,536
Robert Carney	Mortgage Loan	5.00%	18,499	16,993	---	1,000
Debra Jones	Mortgage Loan	1.75%	575,249	559,885	16,743	10,552
Debra Jones	Mortgage Loan	6.00%	10,266	8,440	---	573
James E. Sweeney	Mortgage Loan	1.75%	458,611	430,234	30,967	8,059
James E. Sweeney	Mortgage Loan	5.00%	16,361	12,959	---	748

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/12 to 12/31/12	Principal Balance at 12/31/2012	Principal Paid 01/01/12 to 12/31/12	Interest Paid 01/01/12 to 12/31/12
Matthew P. Deines	Mortgage Loan	1.75%	$409,658	$396,347	$13,311	$8,243
Matthew F. Moran	Mortgage Loan	1.88%	402,015	391,008	11,007	7,489
Matthew F. Moran	Consumer Loan	3.80%	10,575	8,258	2,317	300
Tyler Myers	Mortgage Loan	2.00%	530,186	514,077	16,109	10,954
Tyler Myers	Mortgage Loan	6.00%	100,000	---	100,000	2,167
David Haddad	Mortgage Loan	2.00%	445,749	437,105	8,644	9,254
David Haddad	Mortgage Loan	11.00%	9,668	8,773	905	947
Robert Carney	Mortgage Loan	3.00%	263,491	256,879	6,612	7,564
Robert Carney	Mortgage Loan	5.00%	19,505	18,499	1,006	958
Debra Jones	Mortgage Loan	1.88%	592,508	576,628	15,880	12,196
Debra Jones	Mortgage Loan	6.00%	11,880	10,266	---	628
James E. Sweeney	Mortgage Loan	1.88%	491,212	461,201	30,011	9,717
James E. Sweeney	Mortgage Loan	5.00%	17,483	16,361	341	809

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid to, or earned by, our President and Chief Executive Officer and our two next highest compensated executive officers for services rendered in all capacities during the years ended December 31, 2013 and 2012.  We will use the term “named executive officers” in this document to refer to the persons listed in this table.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Laura Lee Stewart President, Chief Executive Officer and Director	2013 2012	$306,425 297,509	$--- ---	--- $13,561	$--- ---	$109,520 108,251	$32,944(2) 28,887	$448,889 448,208
Matthew P. Deines Executive Vice President and CFO and Secretary	2013 2012	$172,000 166,000	$28,349 28,349	--- $10,082	$--- ---	$61,078 60,659	$21,261(2) 20,027	$282,688 285,117
Matthew F. Moran Executive Vice President and Chief Credit Officer	2013 2012	$172,000 159,000	$28,349 28,349	--- $7,242	$--- ---	$61,078 58,101	$25,445(2) 22,366	$286,872 275,058
_______________________
(1)
The amounts in this column are calculated using the grant date fair value of the award under ASC Topic 718, based on the number of restricted shares awarded and the fair market value of the Company’s common stock on the date the award was made. The assumptions used in the calculations of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013.

2)	The amounts represented for the year ended December 31, 2013, consist of the following (no executive officer received personal benefits or perquisites exceeding $10,000 in the aggregate):

Form of Compensation	Laura Lee Stewart	Matthew P. Deines	Matthew F. Moran
401(k) matching contribution	$5,719	$630	$5,579
Payment for executive medical benefits	5,037	6,511	6,511
Life insurance premiums(a)	734	462	432
Employee stock ownership plan allocation(b)	14,569	13,277	12,594
Dividends on restricted stock	445	381	329
Matching charitable contribution(c)	7,000	---	---
Total	$32,944	$21,261	$25,445
___________________________

(a)	Reflects term life insurance premiums paid in 2013 by us on behalf of the officers.
(b)
The individual allocation for 2013 were not available at the time of mailing of the proxy materials; however, these amount are not expected to be materially different from the previous year.  Accordingly, the reported allocations for 2013 are estimates, based on the prior year’s allocations.

(c)
We match up to $7,000 in charitable contributions made by Ms. Stewart to charities of her choice that are tax-exempt organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information for each named executive officer concerning stock options and restricted stock held at December 31, 2013.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
	Exercisable	Unexercisable
Laura Lee Stewart	7,517	1,880	(1)	$8.41	01/27/2019	2,227	$37, 636
	7,517	1,880	(1)	$9.72	01/27/2019
	874	3,497	(2)	$8.49	02/28/2022
Matthew P. Deines	5,804	1,452	(1)	$8.41	01/27/2019	1,907	$32, 228
	5,804	1,452	(1)	$9.72	01/27/2019
	874	3,497	(2)	$8.49	02/28/2022
Matthew F. Moran	4,545	1,137	(1)	$8.41	01/27/2019	1,648	$27, 851
	4,545	1,137	(1)	$9.72	01/27/2019
	894	3,579	(2)	$8.49	02/28/2022
________________________
(1)  Vests on January 27, 2014.
(2)  Vest in four equal annual installments on February 28, 2014, 2015, 2016 and 2017.
(3)  Value is based on the $16.90 closing price of a share of Sound Financial Bancorp common stock on the last trading day of 2013.

Employment Agreements.  Sound Community Bank has entered into an employment agreement with Ms. Stewart, which has a three-year term with continuing annual one-year extensions, subject to approval by the Board of Directors of Sound Community Bank.  The effective date of this agreement was January 1, 2007.  The amount of her annual salary is reviewed by the Compensation Committee each year.  The employment agreement provides for no salary reductions; participation in any stock-based compensation plans; supplemental executive retirement plan approved by the Board of Directors; and participation in any other retirement plans, group insurance and other benefits provided to our full time employees generally and in which executive officers participate.  Ms. Stewart also is entitled to expense reimbursement, professional and educational dues, expenses for programs related to our operations, including travel costs.  Under the employment agreement, if Ms. Stewart’s employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to her salary for the remaining term of the agreement and continued eligibility under the health benefit programs for executive officers.  Ms. Stewart’s salary for 2014 is $318,069. The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.

Sound Community Bank has entered into an employment agreements with Messrs. Deines and Moran, which have a two-year term with continuing annual one-year extensions, subject to approval by the Board of Directors of Sound Community Bank.  The effective date of these agreements was November 1, 2009.  Their annual salary is reviewed by the Compensation Committee each year.  The employment agreement provides for no salary reductions, participation in any bonus plans approved by the Board of Directors and participation in any other retirement plans, group insurance and other benefits provided to our full time employees generally and in which executive officers participate.  Messrs. Deines and Moran also are entitled to expense reimbursement, professional and educational dues, expenses for programs related to Sound Community Bank operations, including travel costs.  Under the employment agreement, if either officer’s employment is terminated for any reason other than cause, death, retirement, or disability, or if either officer resigns following certain events such as relocation or demotion, he will be entitled to his then-current salary for the remaining term of the agreement and continued eligibility under the health and insurance benefit programs for executive officers.  Messrs. Deines’ and Moran’s annual salaries for 2014 are $178,000 and $182,000, respectively. The employment agreement includes an agreement not to compete with us in the delivery of financial services for the period during which the officer receives post-termination payments under the agreement.  In the event the executive violates the non-compete provisions in the agreement, we will be entitled to liquidated damages from the executive in an amount equal to 50 percent of the executive’s then annual base salary.  The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.

Annual Bonus Plans.  Our named executive officers participate in an annual incentive bonus plan (“Annual Bonus Plan”), which provides for annual cash bonuses to designated senior managers, including all the named executive officers, upon the achievement of pre-established performance goals established by the Board of Directors.  Under the Annual Bonus Plan, prior to the earnings override adjustment discussed below, Ms. Stewart, Mr. Deines and Mr. Moran are entitled to receive a bonus of up to 33%, 33% and 30%,  respectively, of their base salary, depending on how actual performance compares with quantitative and qualitative performance goals established by the Compensation Committee.  The performance goals under the Annual Bonus Plan are the same for all participants and are based on overall corporate performance.  The quantitative goals include performance factors relating to asset size, capital level, delinquency ratio, return on assets and equity, levels of non-interest income and non-interest expense, net interest margin, charge-offs and the size of the loan portfolio.  The qualitative goals are non-financial corporate goals that require leadership of senior management and are ranked based on their relative importance to our operations.  Participants earn credits for the quantitative factors, based on the level of importance assigned to each factor and the actual level of performance compared to the targeted goals set for each factor.  Participants also earn credits for accomplishing the qualitative goals established by the Compensation Committee.  Ms. Stewart’s bonus is based 50% on meeting qualitative goals and 50% on meeting quantitative goals, while Mr. Deines’ and Mr. Moran’s bonuses are based 40% on meeting qualitative goals and 60% on meeting quantitative goals.  Each individual’s bonus is also subject to an earnings override adjustment, based on a target net earnings level established by the Board of Directors.  An individual’s bonus, if earned, is increased or decreased, up to a maximum of 50%, by the percentage that actual net income is above or below the targeted net income set by the Board of Directors.  As a result of the earnings override adjustment, Ms. Stewart’s, Mr. Deines’ and Mr. Moran’s bonus under the Annual Bonus Plan may be as much as 49.5%, 49.5% and 45.0%, respectively, of their base salary.  For the year ended December 31, 2013, Ms. Stewart, Mr. Deines and Mr. Moran earned bonuses of 35.7%, 35.5% and 35.5% of base salary, respectively.  These percentages were arrived at based on Ms. Stewart, Mr. Deines and Mr. Moran earning 96.9%, 96.3% and 96.3%, respectively, of their bonus credits available under the plan for the year, which percentages were adjusted upward by 11.8% as a result of the earnings override adjustment.

Supplemental Executive Retirement Plans. Effective August 14, 2007, the Board of Directors adopted a supplemental executive retirement plan (“SERP 1”) for the benefit of Ms. Stewart, which is intended to be an unfunded, non-contributory defined benefit plan maintained primarily to provide her with supplemental retirement income of $121,307 per year from age 66, for the rest of her life. Effective December 31, 2011, SERP 1 was amended to freeze benefit accruals under that agreement, entitling Ms. Stewart to $53,320 per year from age 66, for the rest of her life. These payments are subject to a non-compete clause for the first 24 months after retirement.  If Ms. Stewart voluntarily terminates her employment with Sound Community Bank before age 66, she receives no benefit under SERP 1.  Additionally, no payments will be made under SERP 1 in the event of Ms. Stewart’s death and any payments that have commenced will cease upon death.  In the event Ms. Stewart becomes disabled or is involuntarily terminated prior to age 66, she would be entitled to receive a lump sum payment equal to the accrued liability under SERP 1.  The accrued liability balance under SERP 1 totaled $373,000 at December 31, 2013. If Ms. Stewart is involuntarily terminated after age 66 or at anytime in connection with a change in control (as defined in SERP 1), she will be entitled to receive the annual benefit described in the second sentence of this paragraph commencing upon such termination (subject to any applicable cutback for payments after a change in control as required by Section 280G of the Internal Revenue Code).  If Ms. Stewart is terminated for cause at anytime during her employment with Sound Community Bank, she forfeits any and all rights and benefits she may have under the terms of SERP 1 and shall have no right to be paid any of the amounts which would otherwise be due or paid under SERP 1.

Simultaneously with the amendment to SERP 1, we adopted a second SERP (“SERP 2”) for the benefit of Ms. Stewart, which is intended to be an unfunded, non-contributory defined benefit plan maintained primarily to provide her with additional supplemental retirement income.  At that time, we also entered into a Confidentiality, Non-Competition, and Non-Solicitation Agreement, which is discussed below.  Under the terms of SERP 2, upon Ms. Stewart’s termination of employment with Sound Community Bank for any reason other than death after age 65, she will be entitled to receive additional retirement benefits of $78,521 per year commencing at age 70, for the rest of her life. If Ms. Stewart’s employment terminates for any reason other than on account of death prior to attaining age 65, or becomes disabled (as defined by SERP 2) during her employment, she will be entitled to the amount accrued for her benefit under the terms of SERP 2 at the time of her separation from service, or disability, determined using a discount rate provided for under SERP 2 (initially 5 percent), or approximately $186,000 at December 31, 2013. In the event of Ms. Stewart’s death, her beneficiary will be entitled to a single lump sum payment within 90 days thereafter in an amount equal to the account value as of the death benefit valuation date, or approximately $559,000 at December 31, 2013. The benefit payable in connection with Ms. Stewart’s early retirement or disability will commence as of the second month following the date of her separation from service or disability and will be payable for 180 months.  If a change in control occurs (as defined in SERP 2), Ms. Stewart will receive her full retirement benefit under SERP 2, except that the benefit will commence upon her attaining age 65.

Confidentiality, Non-Competition, and Non-Solicitation Agreement. Effective December 30, 2011, Sound Community Bank entered into a Confidentiality, Non-Competition, and Non-Solicitation Agreement with Ms. Stewart.  The agreement commences upon Ms. Stewart's termination of employment with us and continues for 36 months thereafter.  For that 36-month period, subject to certain tolling provisions that apply in the event of a breach of the agreement, Ms. Stewart will be subject to the confidentiality, non-competition, and non-solicitation provisions in the agreement.  In consideration of Ms. Stewart’s non-competition and non-solicitation obligations, Ms. Stewart will be entitled to receive $81,369 annually for three years, payable twice a month, following her termination of employment with us, except if her termination of employment occurs for good reason (as defined in the agreement).   In the event Ms. Stewart terminates her employment with us for good reason, she will be entitled to receive an amount equal to 150 percent of her then-base salary plus the average of her past three years short term bonus pay, or approximately $588,000 at December 31, 2013, payable in 12 monthly installments beginning on the first day of the month following her termination. If Ms. Stewart terminates her employment with us for good reason within 24 months following a change in control (as defined in the agreement), Ms. Stewart will be entitled to receive the amount described in the preceding sentence, but payable in a lump sum.  Ms. Stewart's benefits under this agreement are forfeited if she breaches the terms of the agreement.  No payments will be made under the agreement if Ms. Stewart’s employment ceases on account of her disability or death (and payments that have commenced will cease upon death), or if she is otherwise ineligible to work in the financial product or services industry.

Equity Incentive Plans. We maintain equity incentive plans that provide for the grant or award of stock options, stock appreciations rights, restricted stock and restricted stock units to our directors, advisory directors, officers and other employees.  The Compensation Committee administers the plans, determines employee eligibility, grants awards and sets the terms of awards.  Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to our success and growth.  The exercise price of options awarded must be no less than the fair market value of a share of Sound Financial Bancorp’s common stock on the date of grant.

Restricted stock awards and options granted pursuant to the Company’s equity incentive plans generally (i) are subject to a vesting period and (ii) accelerate vesting in the event of the participant’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank.  In the event of a termination of service, all non-vested awards typically would be canceled.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting materials” or to be filed with the SEC, nor shall said information  be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding the incorporation by reference of this proxy statement into any such filing

The Audit Committee has reviewed and discussed the audited financial statements of Sound Financial Bancorp, Inc. for the fiscal year ended December 31, 2013, with management.  The Audit Committee has discussed with Moss Adams, LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has also received the written disclosures and the letter from Moss Adams, LLP required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams, LLP its independence.

Based on the Audit Committee's review and discussions noted above, it recommended to the Board of Directors that Sound Financial Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Board of Directors:

Rogelio Riojas, Chairman                                                      David S. Haddad, Jr                                                      Debra Jones

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Moss Adams, LLP to serve as our independent registered public accounting firm for the 2014 fiscal year and is soliciting your ratification of that selection.

Your ratification of the Audit Committee’s selection of Moss Adams, LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm.  However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future.  A representative of Moss Adams, LLP is expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2014.

Principal Accountant Fees and Services

During the fiscal years ended December 31, 2013 and 2012, Moss Adams, LLP provided various audit and non-audit services to Sound Financial Bancorp and Sound Community Bank.  These services included:  (1) the audit of our annual financial statements and review of the financial statements included in Sound Financial Bancorp’s filings with the SEC; (2) consultation on accounting matters; (3) tax advice and tax consultations; and (4) other professional services.

	Year Ended December 31,
	2013	2012
Audit Fees	$121,350	$116,067
Audit Related Fees(1)	3,650	184,794
Tax Fees	---	---
All Other Fees	---	---
________________________

(1) 2012 includes work related our public offering in 2012, including work on the Form S-1, Form S-8, SAS 50 and related comfort letters and consents.

Our Audit Committee has determined that the services provided by Moss Adams, LLP as set forth herein are compatible with maintaining Moss Adams, LLP’s independence.

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for 2014 Annual Meeting

In order to be eligible for inclusion in Sound Financial Bancorp’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received in writing at Sound Financial Bancorp’s main office at 2005 5th Avenue, Suite 200, Seattle, Washington 98121, no later than December 19, 2014.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended and to the Company’s Charter and Bylaws.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company’s proxy materials for its next annual meeting of stockholders, the Company’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting.  In order to be eligible for presentation at the Company’s next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on January 28, 2015 and not later than the close of business on February 27, 2015.  If, however, the date of the next annual meeting is before May 8, 2015 or after July 27, 2015, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

Other Matters

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement.  However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

SOUND FINANCIAL BANCORP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P. O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on May 26, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on May 26, 2014. Have your proxy card in hand when you call and then follow the Instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

A telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned this proxy. It is not necessary to return this proxy if you vote by telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72538-P50054 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SOUND FINANCIAL BANCORP, INC.

The Board of Directors recommends you vote "FOR" the following:

1. Election of Director

Nominee:

	For	Withhold
1a. David S. Haddad, Jr.		

The Board of Directors recommends you vote "FOR" the following proposal:

In their discretion, the proxies are authorized to vote on any other business that may come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from Sound Financial Bancorp, Inc., prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement dated April 17, 2014 and Sound Financial Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M72539-P50054

REVOCABLE PROXY

SOUND FINANCIAL BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 27, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The signer(s), on the reverse side hereby appoint(s) the Board of Directors of Sound Financial Bancorp, Inc. with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of Sound Financial Bancorp, Inc. which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders ("Meeting") to be held on May 27, 2014 in Sound Community Bank's offices located at 2005 5th Avenue, Suite 200, Seattle, Washington, at 2:30 p.m., Pacific time. The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

This proxy, when properly executed, will be voted as directed. If this proxy is signed and dated and no instructions are specified, this proxy will be voted for the DIRECTOR NOMINEE LISTED on the reverse side AND FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP. If any other business is presented at the Meeting, this proxy will be voted by the majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of Sound Financial Bancorp, Inc. at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Sound Financial Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

Continued and to be signed on reverse side